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                                                    OREGON STEEL MILLS, INC.


                                                                                                   EXHIBIT 11

                                                 STATEMENT REGARDING COMPUTATION
                                                      OF PER SHARE EARNINGS
                                          (In thousands, except per share data amounts)

                                                     Three Months Ended                     Nine Months Ended
                                                        September 30,                         September 30,
                                                  ----------------------                 ----------------------
                                                    1996         1995                      1996         1995
                                                    -----        ----                      ----         ----
Weighted average number of common
  shares outstanding                               25,668       19,422                    21,748       19,417

Common stock equivalents arising
  from 598 shares of stock to be
  issued March 2003                                   598          598                       598          598
                                                  -------      -------                   -------      -------
                                                   26,266       20,020                    22,346       20,015
                                                  =======      =======                   =======      =======

Net income                                        $ 6,356      $ 1,966                   $16,997      $ 9,622
                                                  =======      =======                   =======      =======

Primary and fully diluted
  net income per common and
  common equivalent share                            $.24         $.10                      $.76         $.48
                                                     ====         ====                      ====         ====


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